As Filed with the Securities and Exchange Commission on January 18, 2006	Registration No. 333-118808

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1/A
to
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EUROPA TRADE AGENCY LTD.
(Name of Small Business Issuer in its Charter)
Nevada (State or Other Jurisdiction of Incorporation or Organization)	5000/5100 (Primary Standard Industrial Classification Code Number)	98- 0434104 (I.R.S. Employer Identification No.)

3715 West 14th Avenue
Vancouver, British Columbia, Canada
V6R 2W8
(604) 762-8682
(Address and Telephone Number of Principal Executive Offices)

Thomas Lamb
Chief Executive OfficerPresident
3715 West 14th Avenue
Vancouver, British Columbia, Canada
V6R 2W8
(604) 762-8682
(Name, Address and Telephone Number of Agent for Service)

 Copies to
Thomas E. Stepp, Jr.
Stepp Law Group
a professional corporation
32 Executive Park, Suite 105
Irvine, California 92614
Telephone: (949) 660-9700 Facsimile: (949) 660-9010

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock	1,010,000	$0.09(1)	$90,900(2)	$11.52(3)

(Footnotes to table on next page)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

(1)	Based on last private placement price on June 30, 2004.

(2)	Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(3)	Previously paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

EUROPA TRADE AGENCY LTD. 1,010,000 SHARES COMMON STOCK

The selling shareholders named in this prospectus are offering all of their shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in a private offering that was exempt from registration under the U.S. securities laws.

Our shares are listed on the Over-The-Counter Bulletin Board (“OTC Bulletin Board”) under the symbol “EUTA” but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” beginning on Page 46.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Selling Shareholders will sell the shares contemplated by this prospectus without the use of an underwriter. We will receive none of the proceeds from the sale of those shares.

We are registering 1,010,000 of our common stock for and on behalf of the Selling Shareholders, and we will not receive any of the proceeds from the sale of those shares.

	Estimated Maximum Offering Price to the Public	Underwriting discounts and commissions	Proceeds to us
Per share	$0.09	$0.00	$0.00
Total maximum	$90,900.00	$0.00	$0.00

The Date of This Prospectus Is February __, 2006

SUMMARY

Europa Trade Agency Ltd. (“we,” “us,” the “Company,” “Europa,” or “EUTA,”) is a Nevada corporation. Our telephone number is (604) 762-8682. Europa was incorporated under the laws of Canada on June 6, 2003 and reincorporated in Nevada on May 26, 2004. We filed our initial list of officers and directors with the Nevada Secretary of State on August 16, 2004. Until September 14, 2005 we were a development-stage international trade and distribution company. Our business was the marketing and distribution of products developed and manufactured by other companies. We sought distribution agreements with manufacturers of products we believed there was a ready market for in areas readily accessible to the Company.

Our statutory registered agent's office is maintained at 10616 Eagle Nest Street, Las Vegas, NV 89141.

We are registering 1,010,000 shares of our common stock for and on behalf of the selling stockholders. We will not receive any proceeds from the sale of those shares.

Until September 14, 2005 we represented four manufacturers as distributor:

1.	We were sole distributor of Organic Milling's Back to Nature Golf Nutrition System in Western Canada (the provinces of British Columbia, Alberta, and Saskatchewan).

2.
We were sole distributor of the Kalamazoo Grill in Canada. The Kalamazoo Grill Company manufactures gourmet outdoor cooking grills. It is based in Kalamazoo, Michigan. It manufactures a series of licensed products, including The Harley-Davidson Grill, The Corvette Grill and The College Grill.

3.
We represented McKirdy's RepalFly on a non-exclusive basis, without a designated territory. McKirdy's is an established Canadian brand (approximately 90 years) offering DEET and Citronella-based insect repellent compounds. McKirdy's is made by JGM McKirdy Ltd. of Kingston, Ontario.

4.
We marketed ScentMaster citronella-based insect repellent products in the United States and Canada under a written exclusivity agreement with the manufacturer which granted us the exclusive right to market ScentMaster to Wal-Mart Canada and Wal-Mart USA. ScentMaster is made by Bug Master LLC of Lancaster, New York. We have not received any orders to date for ScentMaster.

The Company’s efforts to market ScentMaster to Wal-Mart Canada Corp. have been unsuccessful.  The Company has determined that without a successful ScentMaster product, operations under the above-described business plan cannot be sustained, as sales of the Company’s other products have not met expectations and have not been sufficiently profitable to maintain a viable business. Therefore, as of September 14, 2005 the Company discontinued operations under the above-described business plan and has been pursuing alternatives.

The Company has entered into non-binding term sheet to explore the possibility of merging with Ironclad Performance Wear Corporation, a California company. Discussions are ongoing and, to-date, the Company has not entered into a definitive agreement.

The Offering

Securities Being Offered: Up to 1,010,000 shares of common stock.

Offering Price: The offering price is $0.09 per share. If, as a result, a trading market for our stock commences, the actual price of sale will be determined by market factors.

Terms of the Offering: Subject to compliance with applicable securities laws, the selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering: The offering will conclude when all of the 1,010,000 shares of common stock hasve been sold, registration is no longer required to sell the shares or we decide to terminate the registration of the shares.

Securities Issued and to be Issued: There are 3,010,000 shares of our common stock issued and outstanding as of the date of this prospectus. Existing shareholders will sell all of the shares of our common stock to be sold under this prospectus.

Use of Proceeds: We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Data

The following gives a summary of our statements of operations for the years ended July 31, 2005 and 2004 and the three months ended October 31, 2005 and 2004 and our balance sheet data as of July 31, 2005 and 2004 and October 31, 2005. The following summary financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, related notes, and other financial information included herein.

Statement of Operations	Year ended July 31, 2005	Year ended July 31, 2004	Three Months ended October 31, 2005	Three Months ended October 31, 2004

Revenue	$3,277	$3,385	$0	$1,327
Net Loss	$(70,112)	$(39,022)	$(10,627)	$(23,559)
Net Loss Per Share	$(0.02)	$(0.04)	$0	$(0.01)

Balance Sheet	July 31, 2005	July 31, 2004	October 31, 2005

Total Assets	$4,196	$32,815	$3,011
Total Liabilities	$17,368	$10,982	$22,971
Total Stockholders’ Equity	$(13,172)	$(21,833)	$(19,960)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

RISKS RELATED TO BUSINESS

If we do not obtain additional financing, our business will fail.

As of October 31, 2005 we had cash in the amount of $ 1,721. We do not have any arrangements for financing other than an agreement with our president, Thomas Lamb, that he will lend the Company up to $75,000 should the Company require it. We can provide no assurance that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

•	Market conditions;
•	Investor acceptance of our business plan; and
•	Investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in obtaining financing in the amount necessary to complete our business plan, then we will not be able to achieve sufficient revenues and our business will fail

Because we have only recently commenced business operations, we face a high risk of business failure.

We were incorporated on June 6, 2003. We have not yet earned any significant revenues and currently operate without a business plan. An investor should consider the risks, expenses and uncertainties that an early stage company like ours will face if and when it adopts a new business plan.

As noted in our financial statements that are included with this Prospectus, we are a development stage company. These conditions, as indicated in the audit report of Morgan & Company, Chartered Accountants of 1488 - 700 West Georgia Street, Vancouver, BC, Canada, V7Y 1A1, raise substantial doubt as to our continuance as a going concern. We can provide no assurance that the products we are currently marketing will have a sufficient market. Nor can we provide assurance that we will be able to attract new, viable products, develop new trade relationships, or respond effectively to market pressures. The success of our business operations will depend upon our ability to obtain further financing to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to complete the successful development of our program and attain profitable operations, then our business will fail.

We expect to incur operating losses for the foreseeable future.

We have never been profitable and have relied on modest revenue, shareholder loans and funds raised by the issuance of shares of our common stock to fund our development. We expect to incur significant losses into the foreseeable future and recognize that if we are unable to generate significant revenues under a new business plan we will not be able to achieve profitability or continue operations.

If our estimates related to expenditures are erroneous, our business may fail.

Our success is in part dependent upon the accuracy of our management's estimates of expenditures. If such estimates are erroneous or inaccurate we may incur unexpected and/or unnecessary costs that could result in the failure of our business and an investor losing their entire investment. If unanticipated exigencies significantly increase these budgets, the Company may be unable to finance operations and our business will fail.

As our officers and directors do not devote 100% of their time to our business, we may not be able to implement our business plan and our business may fail.

Our officer and sole director, Thomas Lamb, presently devotes only a portion of his time (approximately 20%) to our business. This percentage may be increased or decreased in the future, but there is no specific plan to do so at this time. Moreover, we can provide no assurance to investors that Mr. Lamb will be able to devote a sufficient amount of his business time to enable us to implement a business plan. If Mr. Lamb cannot devote a sufficient amount of his business time to the management of our business if and when he may be required to do so, our business may fail.

We do not have any employees other than our officer and sole director.

There is no public trading market for our common stock, so you may be unable to sell your shares.

Our shares are listed on the OTC Bulletin Board under the symbol “EUTA” but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize. If a market does not develop, investors may be unable to sell their securities.

Shares of our common stock are “penny stocks”.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, such as shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control of the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Because Thomas Lamb and Craig Lamb, his father, beneficially own approximately 67% of the outstanding shares, they have effective control of the Company.

Thomas Lamb and Craig Lamb together beneficially own approximately 67% of the outstanding shares. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations, the election of directors and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Thomas Lamb and Craig Lamb currently have effective control of the Company and will continue to have such control after the offering.

The interests of Thomas Lamb and Craig Lamb may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The offering price for the shares of common stock to be sold pursuant to this prospectus is $.09 per share. We determined that such offering price is appropriate, because that is the offering price of our common stock in the last private placement transaction in which we offered and sold our common stock. The offering price that we used in that private placement was determined by our need for working capital.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering 1,010,000 shares of common stock through this prospectus. The shares include 1,010,000 shares of our common stock that the selling shareholders acquired from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 18, 2004.

The following table provides information current as of January 17, 2005 regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering,
2.	the total number of shares that are to be offered for each,
3.	the total number of shares that will be owned by each upon completion of the offering,
4.	the percentage owned by each, and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name and Address of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (1)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Llorn Kylo #10—280 East 6th Avenue Vancouver, BC V5T 1S8	125,000	125,000	—	*
Gregory Gillies #108—3055 North Road Burnaby, BC V3J 1R7	125,000	125,000	—	*
Mike Willis 14437 106th Avenue Surrey, BC V4T 1S9	125,000	125,000	—	*
Elsa Troesch 1866 West 8th Avenue Vancouver, BC V6H 4A6	125,000	125,000	—	*
Michelle Danicek 102—3349 Dunbar Street Vancouver, BC V6S 2B9	125,000	125,000	—	*
Barbara Lamb 204-2140 West 12th Avenue Vancouver, BC V6R 2W8	125,000	125,000	—	*
Kathryn Connors #202—2140 West 12th Avenue Vancouver, BC V5K 2N2	75,000	75,000	—	*
Scott Schnurr 9187 156 Street Surrey, BC V3R 5Y8	75,000	75,000	—	*
Tera Martin 302—1451 East 7th Avenue Vancouver, BC V5N 1R9	20,000	20,000	—	*

Name and Address of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (1)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Grant Wyllychuck Apt. 7 - 1560 Nelson Street Vancouver, BC V6G 1M1	20,000	20,000	—	*
Ben Nelson 556 Berry Street Coquitlam, BC V3J 5T3	20,000	20,000	—	*
Angus Ferguson Unit B 285 West 19th Avenue Vancouver, BC V5Y 2B6	20,000	20,000	—	*
Morgan Sharpe 6348 49th Avenue Vancouver, BC V4K 5A1	1,500	1,500	—	*
Shawn Cumby 209—3055 North Road, Burnaby, BC V3J 1R7	1,500	1,500	—	*
Michelle Comeau 108—3055 North Road, Burnaby, BC V3J 1R7	1,500	1,500	—	*
Michael Raven 1502 Comox Street Vancouver, BC V6G 1P2	1,500	1,500	—	*
Nicole Haugen 1502 Comox Street Vancouver, BC V6G 1P2	1,500	1,500	—	*
CJS Consultants Ltd.(1) 700—595 Howe Street Vancouver, BC V6C 2T5	1,500	1,500	—	*

Name and Address of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (1)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Stephen Silbernagel 700-595 Howe Street Vancouver, BC V6C 2T2	1,500	1,500	—	*
Gord Baizley 102—2160 Cornwall Avenue Vancouver, BC V6K 1B4	1,500	1,500	—	*
Sean Nugent Apt. 7 - 1560 Nelson Street Vancouver, BC V6G 1M1	1,500	1,500	—	*
Aimee Moseley 5-1234 West 7th Avenue, Vancouver, BC V5T 1R2	1,500	1,500	—	*
Churyl Kylo 3627 Skana Drive Vancouver, BC V5S 4H5	1,000	1,000	—	*
Gordon Masi 6567 Hillside Crescent Delta, BC V4E 1R1	1,000	1,000	—	*
Susan Masi 13517 56 Avenue Surrey, BC V3X 2Z5	1,000	1,000	—	*
Joshua Development Corporation (2) 3790 St. Paul's Ave North Vancouver, BC	1,000	1,000	—	*
Cory Raven 1054 Hornby Street Vancouver, BC V6Z 1V6	1,000	1,000	—	*
P. Meyrick Jones 5055 Bear Lane West Vancouver, BC V7W 1L2	1,000	1,000	—	*

Name and Address of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (1)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Dean Harman 2293 West 33rd Avenue Vancouver, BC V6M 1C1	1,000	1,000	—	*
Tracy P. Attewell #402 - 2546 West 4th Avenue Vancouver, BC V6R 1P6	1,000	1,000	—	*
Timothy Paterson 6169 Elm Street Vancouver, BC V6N 1B2	1,000	1,000	—	*
Penny Ford 4634 Carnarvon Street Vancouver, BC V6L 2S4	1,000	1,000	—	*
Barbara Hinton 102 - 5343 Yew Street Vancouver, BC V6M 3X7	1,000	1,000	—	*
Colin Farrell 4433 West 14th Avenue Vancouver, BC V6R 2Y3	1,000	1,000	—	*
Karin Tolson 3130 Pt. Grey Road Vancouver, BC V6K 1B2	1,000	1,000	—	*
Katrina Naples 3767 West 19th Avenue Vancouver, BC V6S 1C5	1,000	1,000	—	*
Lorraine Hinton #805-1740 Comox Street Vancouver, BC V6G 2Z1	1,000	1,000	—	*
___________
*    Less than 1 percent.

(1)    Beneficially owned by Corry J. Silbernagel of Vancouver, BC.

(2)    Beneficially owned by Ashley Garib of Vancouver, BC.

None of the selling shareholders:

(1) has had a material relationship with EUTA other than as a shareholder as noted above at any time within the past three years; or

(2) has ever been an officer or director of EUTA.

Some of the Selling Shareholders are related to Thomas Lamb, who is currently the Company's president, secretary and treasurer and a director. Barbara Lamb is Thomas Lamb's mother. Barbara Hinton is Thomas Lamb's cousin and Lorraine Hinton is his aunt. None of the selling shareholders are related to Daniel Turner or Rebecca Miller.

None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

On such public markets or exchanges as the common stock may from time to time be trading, in privately negotiated transactions, in short sales, or in any combination of these methods of distribution.

The sales price to the public may be:

1.	The market price prevailing at the time of sale,

2.	A price related to such prevailing market price, or

3.	Such other price as the selling shareholders determine from time to time.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Europa Trade Agency, Ltd.'s agent for service of process in Nevada is Gary R. Henrie, Esq. of 10616 Eagle Nest Street, Las Vegas, Nevada, 89141.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of October 25, 2005 are as follows:

Directors:

Name	Age
Thomas David Lamb	32

Executive Officers:

Name	Age	Office
Thomas David Lamb	32	President, Secretary and Treasurer

Since our inception, Mr. Lamb has spent between 20 and 30 hours per month upon the developmental and organizational aspects of our business. Set forth below is a brief description of the background and business experience of Thomas Lamb for the past five years.

Mr. Lamb is a Vancouver, British Columbia-based businessman and lawyer. Since June, 2005 Mr. Lamb has been a partner with the Consilium Group Corporate Finance in Vancouver, British Columbia. From June, 2004 until July, 2005 he was corporate secretary of Cabo Mining Enterprises Corp. (TSX Venture Exchange symbol "CBE") and its subsidiaries. From 2001 to 2003, Mr. Lamb worked as a lawyer with Lang Michener, Barristers & Solicitors at the firm's Vancouver office. From 2000 to 2001, Mr. Lamb worked as an articled student at the Vancouver office of McCarthy Tetrault, Barristers & Solicitors. In 2000 Mr. Lamb was granted the degree of Bachelor of Laws by the University of British Columbia. Mr. Lamb studied the law of derivatives regulation under the Hugh M. Brock scholarship at the University of New South Wales in Sydney, Australia from February 2000 to June, 2000. Mr. Lamb holds a Bachelor of Arts in Classical History and Politics from the University of Victoria.

Term of Office

Our directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. Mr. Lamb has served as a director since the Company’s inception. In light of the imminent changes to the Company’s operations Rebecca Miller and Daniel Turner resigned from the Board of Directors effective September 13, 2005.

Significant Employees

We have no significant employees other than the officers and directors described above.

Executive Compensation

Compensation

There has been no compensation awarded to, earned by, or paid to our executive officers for the period beginning with inception and ending July 31, 2005, nor since that date.

Stock Option Grants

We did not grant any stock options to the executive officers during the period beginning with inception and ending July 31, 2005, nor since that date.

Beneficial Ownership

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of the estimated closing of the Merger are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The following table sets forth, as of January 17, 2006, the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of our common stock and by our officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 3,010,000 shares of common stock issued and outstanding on January 17, 2006. Unless otherwise indicated in the table, the address of each stockholder listed in the table is c/o Europa Trade Agency Ltd., 3715 West 14th Avenue, Vancouver, British Columbia V6R 2W8.

Title of class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock
Common Stock	Thomas Lamb	1,000,000	33%

Common Stock	Craig Lamb	1,000,000	33%

Common Stock	Directors and Officers as a group (1) Person	1,000,000	33%

DESCRIPTION SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.

Options and Warrants

There are no outstanding options or warrants to purchase, or securities convertible into, shares of Common Stock.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)	we would not be able to pay our debts as they become due in the usual course of business; or

(2)
our total assets would be less than the sum of our total liabilities, plus what is needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Common Stock

As of January 17, 2006 there were 3,010,000 shares of our common stock issued and outstanding that were held by 39 stockholders of record.

On March 31, 2004 Thomas Lamb subscribed for 1,000,000 shares at a price of Canadian ("CDN") $0.01 per share, for a total purchase price of CDN $10,000 (US $7,500 at July 31, 2004). Also on March 31, 2004, Craig Lamb, Thomas' father, subscribed for 1,000,000 shares for a price of CDN $0.01 per share for a total purchase price of CDN $10,000 (US $7,500 at July 31, 2004). Both subscriptions were done pursuant to Section 4(2) of the Securities Act of 1933. The total consideration for each CDN $10,000 subscription was paid by canceling loans amounting to a total of CDN $20,000, of which CDN $10,000 was owed by the Company to Thomas Lamb and CDN $10,000 owed to Craig Lamb.

Between April 30, 2004 and May 18, 2004, the Company accepted share subscriptions pursuant to Regulation S of the 1933 Act from 8 individuals, for a total of 900,000 shares at a price of $0.02 each, raising a total of $18,000 for the Company.

Between June 24, 2004 and June 30, 2004, the Company accepted share subscriptions pursuant to Regulation S of the 1933 Act from 29 individuals, for a total of 110,000 shares at a price of $0.09 each, raising a total of $9,900 for the Company.

As of January 17, 2006, there were a total of 3,010,000 shares issued and outstanding between 39 shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Morgan & Company, Chartered Accountants of 1488 - 700 West Georgia Street, Vancouver BC, V7Y 1A1, to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by the Company's by-laws to the fullest extent not prohibited by Nevada law, provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers. Our by-laws provide that Company is not required to indemnify a director or officer in connection with a proceeding initiated by such person unless (1) required by law, (2) the proceeding was authorized by the Company's board of directors, (3) the indemnification is provided pursuant to the powers vested in the Company by Nevada law, or (4) such indemnification is required to be given pursuant to the by-laws. Our by-laws further provide that the Company may advance funds to an indemnified officer or director to assist with his or her defense, except where a determination is made by a quorum of disinterested directors or independent legal counsel that the indemnified person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Nevada Revised Statutes Section 78.7502 allows for the indemnification of all officers, directors, employees, stockholders, or agents of a corporation for all actions that they take on behalf of the corporation that they had reasonable cause to believe was legal. This indemnification can include any civil, criminal and administrative action. Indemnification of a director or officer whose acts or omissions involved intentional misconduct, fraud or a knowing violation of law is prohibited.

We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision

KEY DEVELOPMENTS

On September 19, 2005 the Company filed its current report on Form 8-K advising that two of the Company’s directors, Rebecca Miller and Daniel Turner, had resigned. It also advised that the Company’s efforts to market ScentMaster to Wal-Mart Canada Corp. have been unsuccessful and that without a successful ScentMaster product, operations under the prevailing business plan could not be sustained. The filing further advised that the Company is therefore discontinuing operations under its business plan and is pursuing alternatives, and that in that connection the Company’s principal shareholders, Thomas Lamb and Craig Lamb, are negotiating to sell their control position in the Company.

The Company has entered into non-binding term sheet to explore the possibility of merging with Ironclad Performance Wear Corporation, a California company. Discussions are ongoing and, to-date, the Company has not entered into a definitive agreement.

DESCRIPTION OF BUSINESS

Europa Trade Agency Ltd. is a Nevada corporation. Our telephone number is (604) 762-8682. Europa was incorporated under the laws of Canada on June 6, 2003 and reincorporated in Nevada on May 26, 2004. We filed our initial list of officers and directors with the Nevada Secretary of State on August 16, 2004. Until September 14, 2005 we operated as a development-stage international trade and distribution company. Our business was the marketing and distribution of products developed and manufactured by other companies.

Our statutory registered agent's office is maintained at 10616 Eagle Nest Street, Las Vegas, NV 89141.

Until September 14, 2005 we represented four manufacturers as distributor:

1.	We were sole distributor of Organic Milling's Back to Nature Golf Nutrition System in Western Canada (the provinces of British Columbia, Alberta, and Saskatchewan).

2.
We were sole distributor of the Kalamazoo Grill in Canada. The Kalamazoo Grill Company manufactures gourmet outdoor cooking grills. It is based in Kalamazoo, Michigan. It manufactures a series of licensed products, including The Harley-Davidson Grill, The Corvette Grill and The College Grill.

3.
We represented McKirdy's RepalFly on a non-exclusive basis, without a designated territory. McKirdy's is an established Canadian brand (approximately 90 years) offering DEET and Citronella-based insect repellent compounds. McKirdy's is made by JGM McKirdy Ltd. of Kingston, Ontario.

4.
We marketed ScentMaster citronella-based insect repellent products in the United States and Canada under a written exclusivity agreement with the manufacturer which granted us the exclusive right to market ScentMaster to Wal-Mart Canada and Wal-Mart USA. ScentMaster is made by Bug Master LLC of Lancaster, New York.

The Company’s efforts to market ScentMaster to Wal-Mart Canada Corp. have been unsuccessful.  The Company has determined that without a successful ScentMaster product, operations under the above-described business plan cannot be sustained, as sales of the Company’s other products have not met expectations and have not been sufficiently profitable to maintain a viable business. The Company has therefore discontinued operations under the above-described business plan and is pursuing alternatives.

The Company has entered into non-binding term sheet to explore the possibility of merging with Ironclad Performance Wear Corporation, a California company. Discussions are ongoing and, to-date, the Company has not entered into a definitive agreement.

Employees

The Company has no employees other than Thomas Lamb, President, Secretary, and Treasurer. At this time, we do not pay any compensation to our officer and director.

Insurance

At the present time we do not carry any insurance coverage for our business operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Properties

We do not lease or own any real property. We maintain our corporate office at 3715 West 14th Avenue, Vancouver, BC, Canada, V6R 2W8. This office space is being provided free of charge by our president, Mr. Thomas Lamb. This arrangement provides us with the office space necessary to take care of necessary paper work and telephone, fax and mailing facilities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with its financial statements and the related notes, and the other financial information included in this registration statement.

Forward-Looking Statements

Many statements made in this report are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements made in this report relate only to events as of the date on which the statements are made.

Three Months Ended October 31, 2005 and 2004

Results of Operations

The Company discontinued its previous business plan and has been pursuing alternatives since September 14, 2005 due to its failure to successfully market a key product. The discontinuation of the Company’s business plan is reflected in every aspect of the financial results of the Company. In that connection, for the three months ending October 31, 2005 our sales totaled $0, whereas for the three months ending October 31, 2004 our sales totaled $1,327.

Gross Profit

For the three months ending October 31, 2005, the Company made a gross profit of $0. For the comparable period in 2004 the Company made a gross loss of $362.

Selling, General and Administrative Expenses

For the three months ending October 31, 2005 selling, general and administrative expenses totaled $10,627, a decrease from $23,559 for the comparable period in 2004. For the three months ended October 31, 2005, the largest expense category was professional fees in the amount of $5,293 (a decrease from $7,909 for the three months ending October 31, 2004), followed by management services in the amount of $3,750 (a decrease from $7,500 for the three months ending October 31, 2004).

The fair value of the management services provided by Thomas Lamb has been estimated at $1,250 per month starting on August 1, 2005. From February 1, 2004 to July 31, 2005 it had been estimated at $2,500 per month. An amount of $3,750 for these services has been charged to operations for the three months ending October 31, 2005, with a credit to paid in capital.

The fair value of office and warehouse space provided by Thomas Lamb at no cost to the company is estimated at $250 per month starting on August 1, 2005, and $750 for the three months ending October 31, 2005. From February 1, 2004 to July 31, 2005 it had been estimated at $500 per month.

Operating Loss

Our operating loss for the three months ending October 31, 2005 was $10,627 against a loss of $23,559 for the comparable period in 2004.

Known Trends Likely to Have a Material Impact on Net Sales, Revenue or Income

The Company has discontinued marketing its products and terminated its sales relationships. The Company has no income and has no current plan to generate income. However, the Company is exploring various options, including adopting a new business plan and entering into a reverse merger with another company.

Internal and External Sources of Liquidity

Our net cash used by operating activities for the three months ended October 31, 2005 was $0 against $1,689 for the comparable period in 2004. The company's president, Thomas Lamb, has agreed to loan the Company up to $75,000 to fund the Company's day-to-day operations if need be. Our management believes that current credit and cash on hand is sufficient to meet working capital and capital expenditure requirements for at least the next 12 months.

The Company does not believe that there will be significant research and development expenses during the next 12 months.

Years Ended July 31, 2005 and 2004

Results of Operations

The Company started taking in revenues for the first time in September, 2003. For the year ending July 31, 2005 our sales totalled $3,277, whereas for the year ending July 31, 2004 our sales totaled $3,385. Sales have been the result of our sampling and trial marketing of the golf nutrition bar in British Columbia.   To July 31, 2005 the Company has not experienced sales of its other products, The Kalamazoo Grill, ScentMaster, and McKirdy's RepalFly.

Gross Profit

For the year ending July 31, 2005, the company made a gross loss of $235. For the comparable period in 2004 the Company made a gross profit of $459.

Selling, General and Administrative Expenses

For the year ending July 31, 2005 selling, general and administrative expenses totaled $69,877, a rise from $39,481 for the comparable period in 2004.

For the year ending July 31, 2005, the largest expense category was management services in the amount of $30,000, followed by professional fees in the amount of $18,900.

The fair value of the management services provided by Thomas Lamb has been estimated at $2,500 per month starting on February 1, 2004. The amount of $30,000 for these services has been charged to operations for the year ending July 31, 2005, with a credit to paid in capital.

The fair value of office and warehouse space provided by Thomas Lamb at no cost to the company is estimated at $500 per month starting on February 1, 2004. The amount of $6,000 for these services has been charged to operations for the year ending July 31, 2005, with a credit to paid in capital.

Operating Loss

Our operating loss for the year ending July 31, 2005 was $70,112 against a loss of $39,022 for the comparable period in 2004.

Known Trends Likely to Have a Material Impact on Net Sales, Revenue or Income

To date, we have been unable to generate sales of products other than the golf nutrition bar and efforts to market ScentMaster to Wal-Mart Canada Corp. have been unsuccessful. Golf bar sales themselves are and will be insufficient to, on their own, support the Company’s operations. Therefore, as of September 14, 2005 the Company has discontinued operations under the business plan and is pursuing alternatives.

Internal and External Sources of Liquidity

Our net cash used by operating activities for the year ended July 31, 2005 was $29,603 against $20,474 for the comparable period in 2004. The company's president, Thomas Lamb, has agreed to loan the Company up to $75,000 to fund the Company's day-to-day operations if need be. Our management believes that current credit and cash on hand is sufficient to meet our present growth strategies and related working capital and capital expenditure requirements for at least the next 12 months.

The Company advises that its efforts to market ScentMaster to Wal-Mart Canada Corp. have been unsuccessful.  The Company has determined that without a successful ScentMaster product, operations under the current business plan cannot be sustained, as sales of the Company’s other products have not met expectations and have not been sufficiently profitable to maintain a viable business.   The Registrant is therefore discontinuing operations under its current business plan and is pursuing alternatives. The Company’s principal shareholders, Thomas Lamb, Director and President, and Craig Lamb, are negotiating to sell their control position in the Registrant.

Liquidity

Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options. On March 31, 2004, our President and Director Thomas Lamb agreed to loan the Company up to $75,000 USD should the Company require additional funds for any reason. The terms of such loan will be negotiated at the time of lending, but interest charged will not exceed the prevailing prime rate of interest plus 1%. Management intends to seek additional capital through private placements and public offering of its common stock in connection with the implementation of a successor business plan.

Off-Balance Sheet Transactions

As of July 31, 2005, the Company has no off balance sheet transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With the exception of the arrangement referenced below, none of the following parties has, since our date of incorporation, any material interest, direct or indirect, in any transaction or proposed transaction with us:

1.	Any of our directors or officers;

2.	Any person proposed as a nominee for election as a director;

3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

4.	Any of our promoters;

5.	Any relative or spouse of any of the foregoing persons who has the same house as such person.

On March 31, 2004, our President and Director Thomas Lamb agreed to loan the Company up to $75,000 USD should the Company require additional funds for any reason. The terms of such loan will be negotiated at the time of lending, but interest charged will not exceed the prevailing prime rate of interest plus 1%.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares are listed on the OTC Bulletin Board under the symbol EUTA.OB but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We filed a Form 8-A with the SEC and, as a result, we are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

FINANCIAL STATEMENTS

Europa Trade Agency Ltd.
(a Development Stage Company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Europa Trade Agency Ltd.
(A development stage company)

We have audited the accompanying balance sheets of Europa Trade Agency Ltd. (a development stage company) as at July 31, 2005 and 2004, and the related statements of operations, cash flows, and stockholders’ (deficiency) equity for the two years ended July 31, 2005 and 2004, and for the cumulative period from inception, June 6, 2003, to July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2005 and 2004, and the results of its operations and cash flows for the periods indicated in conformity with accounting principles generally accepted in the United States of America.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a net loss of $109,134 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans in regard to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“Morgan & Company”
November 2, 2005	Chartered Accountants

Europa Trade Agency Ltd.
(A Development Stage Company)

Balance Sheets
(Stated in U.S. Dollars)

	July 31, 2005	July 31, 2004

ASSETS

Current
Cash	$3,534	$27,424
Goods and Services Tax receivable	662	556
Inventory	—	4,666
Total current assets	4,196	32,646

Property and Equipment, net (Note 3)	—	169

Total assets	$4,196	$32,815

LIABILITIES

Current
Accounts payable and accrued liabilities	$5,477	$5,697
Advances payable to related parties (Note 4)	11,891	5,285
Total current liabilities	17368	10,982

STOCKHOLDERS’ (DEFICIENCY) EQUITY

Common Stock
Authorized: 50,000,000 common shares with par value $0.001 per share

Issued and outstanding: 3,010,000 common shares as at July 31, 2005 and 2004	3,010	3,010

Additional paid-in capital	93,890	57,890

Accumulated Other Comprehensive Loss	(938)	(45)
Accumulated Deficit During The Development Stage	(109,134)	(39,022)
Total stockholders’ deficit	(13,172)	21,833
Total liabilities and stockholders’ deficit	$4,196	$32,815

The accompanying notes are an integral part of these financial statements

Europa Trade Agency Ltd.
(A Development Stage Company)

Statements of Operations
(Stated in U.S. Dollars)

	Years ended July 31		Cumulative period from Incorporation June 6, 2003 to July 31,
	2005	2004	2005

Sales Revenue	$3,277	$3,385	$6,662

Cost of Sales	3,512	2,926	6,438

Gross Margin	(235)	459	224

Expenses:
Advertising and promotion	3,610	2,698	6,308
Bad debts	595	—	595
Bank charges and interest	790	413	1,203
Depreciation	169	73	242
Licenses and dues	—	310	310
Management services (Note 4)	30,000	15,000	45,000
Office and sundry	6,345	970	7,315
Professional fees	18,900	3,207	22,107
Rent (Note 4)	6,000	3,000	9,000
Telephone	864	2,640	3,504
Travel	2,604	11,170	13,774
	69,877	39,481	109,358

Net Loss for the Period	$(70,112)	$(39,022)	$(109,134)

Net Loss Per Share, basic and diluted	$(0.02)	$(0.04)

Weighted average common shares outstanding	3,010,000	871,261

Other Comprehensive Loss
Net loss for the period
Foreign currency translation adjustment	(70,112)	(39,022)
Total Comprehensive Loss	(893)	(45)
	$(71,005)	$(39,067)

The accompanying notes are an integral part of these financial statements

 Europa Trade Agency Ltd.
(A Development Stage Company)

Statements of Cash Flows
(Stated in U.S. Dollars)

Years ended July 31		Cumulative period from Incorporation June 6, 2003 to July 31,
2005	2004	2005

Operating Activities
Net loss for the period	$(70,112)	$(39,022)	$(109,134)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	169	73	242
Donated services	30,000	18,000	54,000
Goods and services tax receivable	(106)	(556)	(662)
Inventory	4,666	(4,666)	—
Accounts payable and accrued liabilities	(220)	5,697	5,697

	(29,603)	(20,474)	(50,077)

Investing Activity
Purchase of property and equipment	—	(242)	(242)

Financing Activities
Advances payable to related parties	6,606	20,285	26,891
Issue of common shares	—	27,900	27,900
	6,606	48,185	54,791

Foreign Exchange Effect On Cash	(893)	(45)	(938)

(Decrease) Increase In Cash During the Period	(23,890)	27,424	3,534

Cash, Beginning of Period	27,424	—	—

Cash, End of Period	$3,534	$27,424	$3,534

Supplemental Cash Flow Information
2,000,000 common shares issued for debt settlement	$—	$15,000	$15,000

The accompanying notes are an integral part of these financial statements

Europa Trade Agency Ltd.
(A Development Stage Company)

Statements of Stockholders’ (Deficiency) Equity

PERIOD FROM INCORPORATION, JUNE 6, 2003, TO JULY 31, 2005
(Stated in U.S. Dollars)

	Common Stock		Additional Paid-In	Accumulated Deficit During the Development	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Stage	Loss	Equity

Balance, July 31, 2003	—	$—	$—	$—	$—	$—

Shares issued for debt settlement - March 31, 2004	2,000,000	2,000	13,000	—	—	15,000

Shares issued for cash - May 18, 2004	900,000	900	17,100	—	—	18,000

Shares issued for cash - June 30, 2004	110,000	110	9,790	—	—	9,900

Foreign currency translation	—	—	—	—	(45)	(45)

Non-cash services from a director	—	—	18,000	—	—	18,000

Net loss for the period	—	—	—	(39,022)	—	(39,022)

Balance, July 31, 2004	3,010,000	3,010	57,890	(39,022)	(45)	21,833

Foreign currency translation	—	—	—	—	(893)	(893)

Non-cash services from a director	—	—	36,000	—	—	36,000
Net loss for the period	—	—	—	(70,112)	—	(70,112)

Balance, July 31, 2005	$3,010,000	$3,010	$93,890	$(109,134)	$(983)	$(13,172)

The accompanying notes are an integral part of these financial statements

Europa Trade Agency Ltd.
(a Development Stage Company)

Notes to Financial Statements

July 31, 2005 and 2004
(Stated in U.S. Dollars)

1. NATURE OF OPERATIONS

a)	Organization

The Company was incorporated federally under the laws of Canada, on June 6, 2003, and extraprovincially registered in British Columbia on September 26, 2003. The Company was continued under the laws of the state of Nevada on May 26, 2004.

b)	Development Stage Activities

The Company specialized in the distribution and sale of products developed and manufactured by others, seeking distribution agreements with manufacturers of products it believed there was a ready market for in areas readily accessible to the company. However, because the Company’s efforts to market its ScentMaster product to Wal-Mart Canada Corp. have been unsuccessful and its other products have not been sufficiently successful, as of September 19, 2005 the Company has been pursuing alternatives to its business plan.

The Company is in the development stage. Therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.

c)	Going Concern

Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through private placements and advances from related parties. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options. Management intends to seek additional capital through private placements and public offering of its common stock. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and successful sale of its products. As a result of the foregoing, there exists substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Europa Trade Agency Ltd.
(a Development Stage Company)

Notes to Financial Statements

July 31, 2005 and 2004
(Stated in U.S. Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

b)	Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

c)	Inventory

Inventory of packaged goods available for sale is valued at the lower of cost and net realizable value.

Cost of inventory is determined using the actual purchase price of the goods in inventory plus applicable overhead costs.

d)	Property and Equipment

Property and equipment comprise computer equipment which is recorded at cost, and is being depreciated on a 30% straight line basis.

Europa Trade Agency Ltd.
(a Development Stage Company)

Notes to Financial Statements

July 31, 2005 and 2004
(Stated in U.S. Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)	Foreign Currency Translation

The Company’s operations are located in Canada, and its functional currency is the Canadian dollar. The financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company’s financial statements are included as a separate component of shareholders’ equity.

f)	Revenue Recognition

Revenue from sales is recognized once goods have been delivered to the customers. Cash collections in advance of delivery will be recorded as deferred revenue and recognized as revenue at the time of delivery. Costs related to shipping and handling are included in cost of sales.

g)	Stock Based Compensation

The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - “Accounting for Stock Issued to Employees”. The Company has adopted those provisions of Statement of Financial Accounting Standards No. 123 - “Accounting for Stock Based Compensation”, which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded. The Company has not granted any stock options since incorporation.

h)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if any potentially dilutive securities had been issued. At July 31, 2005, the Company has no dilutive stock equivalents.

Europa Trade Agency Ltd.
(a Development Stage Company)

Notes to Financial Statements

July 31, 2005 and 2004
(Stated in U.S. Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)	Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - “Accounting for Income Taxes” (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

j)	Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, and advances payable.

Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

3. PROPERTY AND EQUIPMENT

	COST	2005 ACCUMULATED DEPRECIATION	NET BOOK VALUE	2004 NET BOOK VALUE

Computer equipment	$242	$242	$—	$169

4. RELATED PARTY TRANSACTIONS

a)
Advances payable are due to directors of the Company for expenses paid on behalf of the Company and for travel expenses incurred. The amounts bear no interest, are unsecured and have no stated terms of repayment.

b)
The Company has been provided with non-cash services from a director. Accordingly, management services of $30,000 (2004 - $15,000) and rent of $6,000 (2004 - $3,000) have been recorded, and additional paid-in capital has been increased by the corresponding amount.

The value of the management services has been calculated by establishing the fair value of the hourly rate, times the estimated total hours spent by the director. No monetary amount will be paid or exchanged for either of these services.

Europa Trade Agency Ltd.
(a Development Stage Company)

Notes to Financial Statements

July 31, 2005 and 2004
(Stated in U.S. Dollars)

5. INCOME TAX

A reconciliation of income tax expense to the amount computed at the statutory rate is as follows:

	2005	2004

Loss for the period	$(70,112)	$(39,022)
Statutory tax rate	35%	35%

Expected income tax provision	$(24,500)	$(13,700)
Non-deductible items	12,600	6,300
Unrecognized tax losses	11,900	7,400

	$—	$—

Significant components of deferred income tax assets are as follows:

	2005	2004

Operating loss	$19,300	$7,400
Valuation allowance	(19,300)	(7,400)

	$—	$—

The Company has approximately $55,000 in losses carried forward which will expire in 2025 if not utilized.

Europa Trade Agency Ltd.
(A Development Stage Company)

Balance Sheets
(Unaudited)
(Stated in U.S. Dollars)

	October 31, 2005	July 31, 2005
ASSETS
Current
Cash	$1,721	$3,534
Goods and Services Tax receivable	1,290	662
Total current assets	3,011	4,196

Property and Equipment, net (Note 2)	—	—

Total assets	$3,011	$4,196

LIABILITIES
Current
Accounts payable and accrued liabilities	$10,443	$5,477
Advances payable to related parties (Note 3)	12,528	11,891
Total current liabilities	22,971	17,368

Commitments and Contingencies (Note 1)

STOCKHOLDERS’ DEFICIENCY

Common Stock
Authorized: 50,000,000 common shares with par value $0.001 per share

Issued and outstanding: 3,010,000 common shares as at October 31, 2005 and July 31, 2005	3,010	3,010

Additional paid-in capital	98,390	93,890

Accumulated Other Comprehensive Loss	(1,599)	(938)
Accumulated Deficit During The Development Stage	(119,761)	(109,134)
Total stockholders’ deficit	(19,960)	(13,172)
Total liabilities and stockholders’ deficit	$3,011	$4,196

The accompanying notes are an integral part of these financial statements

 Europa Trade Agency Ltd.
(A Development Stage Company)

Statements of Operations
(Unaudited)
(Stated in U.S. Dollars)

	Three months ended October 31		Cumulative period from Incorporation June 6, 2003 to October 31,
	2005	2004	2005
Sales Revenue	$—	$1,327	$6,662

Cost of Sales	—	1,689	6,438

Gross Margin (Loss)	—	(362)	224

Expenses:
Advertising and promotion	—	660	6,308
Bad debts	—	—	595
Bank charges and interest	6	253	1,209
Depreciation	—	12	242
Licenses and dues	—	—	310
Management services (Note 3)	3,750	7,500	48,750
Office and sundry	614	3,515	7,929
Professional fees	5,293	7,909	27,400
Rent (Note 3)	750	1,500	9,750
Telephone	214	134	3,718
Travel	—	1,714	13,774
	10,627	23,197	119,985

Net Loss for the Period	$(10,627)	$(23,559)	$(119,761)

Net Loss Per Share, basic and diluted	$(0.00)	$(0.01)

Weighted average common shares outstanding	3,010,000	3,010,000

Other Comprehensive Loss
Net loss for the period	$(10,627)	$(23,559)
Foreign currency translation adjustment	(661)	1,312
Total Comprehensive Loss	$(11,288)	$(22,247)

The accompanying notes are an integral part of these financial statements

Europa Trade Agency Ltd.
(A Development Stage Company)

Statements of Cash Flows
(Unaudited)
(Stated in U.S. Dollars)

Three months ended October 31,		Cumulative period from Incorporation June 6, 2003 to October 31,
2005	2004	2005
Operating Activities
Net loss for the period	$(10,627)	$(23,559)	$(119,761)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	—	12	242
Donated services	4,500	9,000	58,500
Goods and services tax receivable	(628)	—	(1,290)
Accounts receivable	—	372	—
Prepaid expenses	—	(710)	—
Inventory	—	1,117	—
Accounts payable and accrued liabilities	4,966	(2,168)	10,443
	(1,789)	(15,936)	(51,866)
Investing Activity
Purchase of property and equipment	—	—	(242)

Financing Activities
Advances payable to related parties	637	3,430	27,528
Issue of common shares	—	—	27,900
Bank indebtedness	—	6,300	—
	637	9,730	55,428

Foreign Exchange Effect On Cash	(661)	1,312	(1,599)

(Decrease) Increase In Cash During the Period	(1,813)	(4,894)	1,721

Cash, Beginning of Period	3,534	27,424	—

Cash, End of Period	$1,721	$22,530	$1,721

Supplemental Cash Flow Information
2,000,000 common shares issued for debt settlement	$—	$—	$15,000

The accompanying notes are an integral part of these financial statements

Europa Trade Agency Ltd.
(A Development Stage Company)

Statements of Stockholders’ (Deficiency) Equity

PERIOD FROM INCORPORATION, JUNE 6, 2003, TO OCTOBER 31, 2005
(Unaudited)
(Stated in U.S. Dollars)

	Common Stock		Additional Paid-In	Accumulated Deficit During the Development	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Shares	Amount	Capital	Stage	Loss	(Deficiency)
Balance, July 31, 2003	—	$—	$—	$—	$—	$—

Shares issued for debt settlement - March 31, 2004	2,000,000	2,000	13,000	—	—	15,000

Shares issued for cash - May 18, 2004	900,000	900	17,100	—	—	18,000

Shares issued for cash - June 30, 2004	110,000	110	9,790	—	—	9,900

Foreign currency translation	—	—	—	—	(45)	(45)

Non-cash services from a director	—	—	18,000	—	—	18,000

Net loss for the period	—	—	—	(39,022)	—	(39,022)

Balance, July 31, 2004	3,010,000	3,010	57,890	(39,022)	(45)	21,833

Foreign currency translation	—	—	—	—	(893)	(893)

Non-cash services from a director	—	—	36,000	—	—	36,000
Net loss for the period	—	—	—	(70,112)	—	(70,112)

Balance, July 31, 2005	3,010,000	3,010	93,890	(109,134)	(983)	(13,172)

Foreign currency translation	—	—	—	—	(661)	(661)

Non-cash services from a director	—	—	4,500	—	—	4,500
Net loss for the period	—	—	—	(10,627)	—	(10,627)

Balance, October 31, 2005	3,010,000	$3,010	$98,390	$(119,761)	$(1,599)	$(19,960)

The accompanying notes are an integral part of these financial statements

Europa Trade Agency Ltd.
(a Development Stage Company)

Notes to Financial Statements

October 31, 2005
(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION AND GOING CONCERN CONSIDERATIONS

Basis of Presentation

The unaudited financial information furnished herein reflects all adjustments, which in the opinion of management are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented. This report on Form 10-QSB should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Form-10KSB for the fiscal year ended July 31, 2005. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s Form 10-KSB for the fiscal year ended July 31, 2005, has been omitted. The results of operations for the three-month period ended October 31, 2005 are not necessarily indicative of results for the entire year ending July 31, 2006.

Organization

The Company was incorporated federally under the laws of Canada, on June 6, 2003, and extraprovincially registered in British Columbia on September 26, 2003. The Company was continued under the laws of the state of Nevada on May 26, 2004.

Development Stage Activities

The Company specializes and will continue to specialize in the distribution and sale of products developed and manufactured by others. The Company seeks distribution agreements with manufacturers of products they believe there is a ready market for in areas readily accessible to the Company.

The Company is in the development stage. Therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.

Europa Trade Agency Ltd.
(a Development Stage Company)

Notes to Financial Statements

October 31, 2005
(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION AND GOING CONCERN CONSIDERATIONS (Continued)

Going Concern

Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through private placements and advances from related parties. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options. Management intends to seek additional capital through private placements and public offering of its common stock. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and successful sale of its products. As a result of the foregoing, there exists substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Comparative Figures

Certain amounts in the financial statements for the period ended October 31, 2004 have been reclassified to conform to the presentation as of October 31, 2005.

2.	PROPERTY AND EQUIPMENT

	COST	ACCUMULATED DEPRECIATION	OCTOBER 31 2005 NET BOOK VALUE	JULY 31 2005 NET BOOK VALUE
Computer equipment	$242	$242	$—	$—

Europa Trade Agency Ltd.
(a Development Stage Company)

Notes to Financial Statements

October 31, 2005
(Unaudited)
(Stated in U.S. Dollars)

3.	RELATED PARTY TRANSACTIONS

a)
Advances payable are due to directors of the Company for expenses paid on behalf of the Company and for travel expenses incurred. The amounts bear no interest, are unsecured and have no stated terms of repayment.

b)
The Company has been provided with non-cash services from a director. Accordingly, management services of $ 3,750 (2004 - $7,500) and rent of $750 (2004 - $1,500) have been recorded, and additional paid-in capital has been increased by the corresponding amount.

The value of the management services has been calculated by establishing the fair value of the hourly rate, times the estimated total hours spent by the director. No monetary amount will be paid or exchanged for either of these services.

PART II

 INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of directors and officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws. Under the NRS, director immunity from liability to a Company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 25. Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee*	$11.52
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$1,000
Accounting fees and expenses	$10,000
Legal fees and expenses	$10,000
Miscellaneous	$0

Total	$21,011.52

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent sales of unregistered securities

We completed the issuance of 2,000,000 shares of our common stock pursuant to Thomas Lamb and Craig Lamb pursuant to Regulation S on March 31, 2004. We cancelled CDN$20,000 in outstanding loans in connection with the issuance. No commissions or fees were paid in connection with the issuance. The 2,000,000 shares of common stock are restricted securities.

Between April 30 and May 18, 2004, we completed a placement of 900,000 shares of our common stock pursuant to Regulation S. The shares were issued at a price of $0.02 per share. We received proceeds of $18,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United States. We complied with the conditions of Category 3 of 903(b) as follows:

•	We implemented offering restrictions in the subscription agreements with investors.

•	The purchasers in this offering are all non-U.S. residents.

•	None of the purchasers have offered or sold their shares to date.

•	Their shares are being registered as part of this form SB-2 registration statement.

•	Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.

•	Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.

•
Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.

•	The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.

•	None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involved.

•
All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

We completed another placement of 110,000 shares of our common stock pursuant to Regulation S of the 1933 Act on June 30, 2004. All shares were issued at a price of $0.09 per share. We received proceeds of $9,900 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United States. We complied with the conditions of Category 3 of 903(b) as follows:

•	We implemented offering restrictions in the subscription agreements with investors.

•	The purchasers in this offering are all non-U.S. residents.

•	None of the purchasers have offered or sold their shares to date.

•	Their shares are being registered as part of this form SB-2 registration statement.

•	Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.

•	Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.

•
Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.

•	The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.

•	None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involved.

•
All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

Item 27. Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation. *

3.2	By-Laws. *

5.1	Opinion of Stepp Law Group. *

10.1	Thomas Lamb letter regarding $75,000 loan. *

23.1	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Stepp Law Group (included in Exhibit 5.1).

_______________________

* Previously filed with Form SB-2 registration statement (File No. 333-118808) filed with the SEC on September 3, 2005.

Item 28. Undertakings

The undersigned  registrant hereby undertakessmall business issuer will:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia on February 28, 2006.

Europa Trade Agency Ltd.

By:	/s/ Thomas Lamb
Thomas Lamb President, Secretary, Treasurer and sole director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Thomas Lamb	President, Secretary, Treasurer and sole director	February 28, 2006
Thomas Lamb

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation. *

3.2	By-Laws. *

5.1	Opinion of Stepp Law Group. *

10.1	Thomas Lamb letter regarding $75,000 loan. *

23.1	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Stepp Law Group (included in Exhibit 5.1).

_______________________

* Previously filed with Form SB-2 registration statement (File No. 333-118808) filed with the SEC on September 3, 2005.